Exhibit 99.1

ProPhase Labs Announces Collaboration with G42 Healthcare

●	Companies target emerging markets across the globe and joint venture opportunities

●	ProPhase and G42 Healthcare to explore creation of advanced genomic sequencing facility in the US

●	Companies enter initial agreement aimed at improving genomic sequencing capabilities

Garden City, NY, October 19, 2022 (GLOBE NEWSWIRE) -- ProPhase Labs, Inc. (NASDAQ: PRPH), a growth-oriented and diversified diagnostics, genomics and biotech company, announced today that its wholly-owned subsidiary, ProPhase Precision Medicine Inc., the owner of Nebula Genomics, Inc., has signed a Memorandum Of Understanding (MOU) with G42 Healthcare, a leading Abu Dhabi-based artificial intelligence (AI) health-tech company, to explore several collaborative opportunities including, but not limited to, genomic sequencing, artificial intelligence, sharing of genomic data insights, and obtaining certain advanced certifications. ProPhase and G42 Healthcare have also entered into an initial agreement with the goal of significantly synergizing the companies’ genomic sequencing capabilities to support further development and globalization of their healthcare offerings.

G42 Healthcare is a leading health-tech company that seeks to transform the UAE’s healthcare landscape with AI and advanced medical technologies. G42 Healthcare is part of the Abu-Dhabi based Group42 (G42), a leading AI and cloud computing company dedicated to the development and implementation of holistic and scalable AI solutions. G42 recently launched a $10 billion fund to invest in late-stage technology companies, targeting a broad spectrum of technologies that promise to shape the global economic landscape in the next decades.

The areas of potential collaboration are intended to enable G42 Healthcare to acquire consumer-facing capabilities in providing patient-specific data, supporting gene therapy programs, and developing personalized medical treatment and therapies. The companies intend to target high-growth and underserved markets during the initial phase but will consider all global markets and opportunities as well.

“G42 Healthcare is an enabler of the world’s largest and most comprehensive population genomics initiative – the Emirati Genome Program, which aims to move the traditional ecosystem from sick care to preventive healthcare for UAE’s citizens, making G42 Healthcare an ideal strategic relationship for ProPhase as we look to bolster our next generation sequencing capabilities and build our new state-of-the-art genomic sequencing facility,” commented Ted Karkus, ProPhase Lab’s Chief Executive Officer. “The goal of these initiatives is to advance and diversify our genomic sequencing capabilities while improving operational efficiencies. We expect to realize cost savings through these objectives, which we will then pass on to our customers in an effort to accelerate sales growth. We believe that, together, ProPhase and G42 Healthcare can make great strides to be at the forefront of genetic research, which is set to play a key role in personalized precision medicine.”

Commenting on the MOU with ProPhase, Ashish Koshy said: “At G42 Healthcare, we push the boundaries of innovation with robust, long-lasting, and future-ready partnerships that enable us to continually offer innovative solutions across the entire healthcare value chain. We are thrilled with our strategic collaboration with ProPhase, which will help us expand the scale and scope – starting with genomic sequencing to advanced AI technologies, while delivering valuable data insights for R&D and improved outcomes as part of our clinical genomics solutions. We are confident that this partnership with ProPhase will deliver comprehensive genome data, biological insights, and healthcare outcomes for better personalized and preventive healthcare delivery.”

“As an active advisor to both ProPhase Labs and G42, I am excited that this collaboration brings together two organizations that are leaders in next-generation sequencing.” said Dr. George Church, Professor of Genetics at Harvard Medical School, and Chairman of Nebula’s Scientific Board. “I founded Nebula Genomics, now part of ProPhase, with the goal of making whole genome sequencing accessible to everyone. This MOU and first agreement are significant steps in realizing that vision. G42 has arguably built one of the most advanced sequencing facilities in the world and Nebula Genomics has continued to innovate in direct-to-consumer whole genome sequencing. Together, our organizations have the potential to bring personal genomics to everyone.”

ProPhase Labs recently announced plans to significantly expand its Garden City, New York headquarters and build a new genomics laboratory outfitted with industry-leading next generation sequencing to perform whole genome sequencing and an array of genetic test offerings for both clinical and research purposes. Another initiative contemplated by the MOU is a strategic collaboration with G42 Healthcare to develop this advanced genomics sequencing facility.

G42 Healthcare has built the Omics Centre of Excellence in Masdar, Abu Dhabi, which leverages advanced sequencing technologies to offer state-of-the-art genetic sequencing services across the disease spectrum – from acute to chronic to lifestyle, making it a partner of choice for governments, research institutes, hospitals, and omics centres.

About ProPhase Labs

ProPhase Labs, Inc. (Nasdaq: PRPH) (“ProPhase”) is a growth oriented and diversified diagnostics, genomics and biotech company. The Company seeks to leverage its CLIA lab services to provide whole genome sequencing and research, direct to consumers, as it builds a genomics database to be used for further research. The Company provides traditional CLIA molecular laboratory services, including COVID-19 testing. The Company also operates a state-of-the-art contract manufacturing subsidiary and offers the TK Supplements line of dietary supplements, which are distributed in food, drug and mass stores throughout the country.

ProPhase Diagnostics, Inc., a wholly-owned subsidiary of ProPhase, offers a broad array of clinical diagnostic and testing services at its CLIA certified laboratories including state-of-the-art polymerase chain reaction (PCR) testing for SARS-CoV-2 (COVID-19). Critical to COVID-19 testing, ProPhase Diagnostics provides fast turnaround times for results. ProPhase Diagnostics also offers rapid antigen and antibody/immunity tests to broaden its COVID-19 testing beyond RT-PCR testing. The Company has announced plans for expansion of lab to include traditional clinical testing and genomics testing.

ProPhase Precision Medicine, Inc., a wholly-owned subsidiary of ProPhase, focuses on genomics testing technologies, a comprehensive method for analyzing entire genomes, including the genes and chromosomes in DNA. The data obtained from genomic testing may help to identify inherited disorders and tendencies, help predict disease risk, help identify expected drug response, and characterize genetic mutations, including those that drive cancer progression. The Company currently offers Nebula Genomics whole genome sequencing products direct-to-consumer online, with plans to sell in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research.

ProPhase BioPharma, Inc. (PBIO), a wholly owned subsidiary of ProPhase, was formed for the licensing, development, investigation and potential commercialization of novel drugs and compounds including Equivir and Equivir G and two small molecule PIM kinase inhibitors, Linebacker LB-1 and LB-2, with plans to pursue development, investigation, and possible commercialization of LB-1 as a cancer co-therapy.

ProPhase Labs has decades of experience researching, developing, manufacturing, distributing, marketing, and selling OTC consumer healthcare products and dietary supplements under the TK Supplements® brand and Phamaloz contract manufacturing subsidiary.

ProPhase Labs actively pursues strategic investments and acquisition opportunities for other companies, technologies, and products.

For more information, visit www.ProPhaseLabs.com.

About G42 Healthcare

G42 Healthcare, a leading health-tech company, is on a mission to develop a world-class healthcare sector in the UAE and beyond, by harnessing data and advanced medical technologies to unlock the potential of personalized and preventive care and transforming the traditional healthcare ecosystem. We have built Biogenix Labs, UAE’s first COVID-19 accredited large-scale throughput laboratory, facilitated the 4Humanity clinical trials, the world’s first phase three trial for inactivated vaccine against COVID-19 with over 43,000 volunteers from 125+ nationalities across the pan-Arab region, established the region’s first dedicated contract research organization (IROS) for conducting clinical research with and for local populations, supported UAE’s healthcare authorities on the national vaccination implementation, conducted research into new vaccines and drug therapies, and built Omics Centre of Excellence, the region’s largest and most technologically advanced Omics facility that is the backbone for the Emirati Genome Program, the world’s most comprehensive population genomics initiative.

For further information on G42 Healthcare, visit https://www.g42healthcare.ai

Forward Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including statements regarding, our plans to enter into one or more definitive agreements with G42 Healthcare, to expand and diversify our next generation sequencing capabilities while improving operational efficiencies, to expand our New York lab to include traditional clinical testing and genomics testing, to build a genomics database, to sell our whole genome sequencing products in food, drug and mass (FDM) stores and to provide testing for universities conducting genomic research. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

ProPhase Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

ProPhase Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com